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                                                                    EXHIBIT 23.2
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2000 relating to the consolidated financial statements, which appears in the 1999 Annual Report to Shareholders of Armor Holdings, Inc., which is incorporated by reference in Armor Holdings, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated March 27, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Jacksonville, Florida
August 24, 2000